Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2019 FIRST QUARTER RESULTS

AND DISCUSSES RECENT INVESTMENT ACTIVITY

WESTLAKE VILLAGE, CALIFORNIA, May 9, 2019 — LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its first quarter ended March 31, 2019.

Net income available to common stockholders was $20.3 million, or $0.51 per diluted share, for both quarters ended March 31, 2019 and 2018.  Funds from Operations (“FFO”) was $29.9 million for the 2019 first quarter, compared with $29.7 million for the comparable 2018 period. FFO per diluted common share was $0.75 for both quarters ended March 31, 2019 and 2018.

During the quarter we received $1.4 million of deferred rent from Thrive and wrote off $1.9 million of straight-line rent related to the termination of a lease and transition of two seniors housing communities to a new operator. Excluding these two non-recurring items in the first quarter of 2019, FFO increased $0.7 million compared with the first quarter of 2018, due to higher rental and interest income resulting from acquisitions, mortgage loan originations, development and capital improvement projects, net increased rent from Anthem, Preferred Care and Senior Care, higher income from unconsolidated joint ventures, and lower interest expense, partially offset by a reduction in rental income related to properties sold in 2018 and Thrive’s failure to pay first quarter 2019 rent.

LTC completed the following transactions during the first quarter of 2019:

•                  Under a partnership agreement, acquired an operational 74-unit assisted living and memory care community in Virginia, with a stabilized occupancy of 90% as of closing. LTC contributed $16.0 million in cash and the non-controlling partner contributed $919,487 of equity. LTC’s economic interest in the JV is approximately 95%.

•                  Completed construction of and opened a 143-bed skilled nursing center in Kentucky.

•                  Funded a $6.8 million mezzanine loan commitment, that was originated in the fourth quarter of 2018, for the development of a 204-unit independent living, assisted living and memory care community in Georgia. The mezzanine loan has a five-year term and a 12% return, a portion of which is paid in cash, and the remaining portion of which is deferred during the first 46 months.

•                  Entered into an agreement to transition two seniors housing communities in Clovis, California to a new operator. The new master lease has a 10-year term with an annual initial cash rent of $2.9 million, fixed for five years.

Conference Call Information

LTC will conduct a conference call on Friday, May 10, 2019, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2019. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download any necessary software.

An audio replay of the conference call will be available from May 10 through May 24, 2019 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10130181. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds more than 200 investments in 28 states with 29 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019		2018
	(unaudited)
Revenues:
Rental income	$28,024	(1)	$34,505
Interest income from mortgage loans	7,311		6,816
Interest and other income	521		489
Total revenues	35,856		41,810

Expenses:
Recovery of written-off straight-line rent receivable	(9,600	)(1)	—
Interest expense	7,467		7,829
Depreciation and amortization	9,607		9,444
Provision for doubtful accounts	83		8
Transaction costs	—		4
Property tax expense	4,386	(1)	—
General and administrative expenses	4,571		4,797
Total expenses	16,514		22,082

Operating income	19,342		19,728
Income from unconsolidated joint ventures	1,085		631
Net income	20,427		20,359
Income allocated to non-controlling interests	(81)		—
Net income attributable to LTC Properties, Inc.	20,346		20,359
Income allocated to participating securities	(92)		(88)
Net income available to common stockholders	$20,254		$20,271

Earnings per common share:
Basic	$0.51		$0.51
Diluted	$0.51		$0.51

Weighted average shares used to calculate earnings per common share:
Basic	39,532		39,451
Diluted	39,874		39,454

Dividends declared and paid per common share	$0.57		$0.57

(1)         The decrease in rental income and the new income statement line items “recovery of written-off straight-line rent receivable” and “property tax expense” are due to the impact of newly adopted Accounting Standard Codification 842, Leases (“ASC 842”). See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 for further discussion.

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2019	2018

GAAP net income available to common stockholders	$20,254	$20,271
Add: Depreciation and amortization	9,607	9,444
NAREIT FFO attributable to common stockholders	29,861	29,715

Less: Non-recurring items(1)(2)	576	—
FFO attributable to common stockholders, excluding non-recurring items	$30,437	$29,715

NAREIT FFO attributable to common stockholders	$29,861	$29,715
Non-cash income:
Less: Straight-line rental income	(1,238)	(3,440)
Add: Amortization of lease costs	87	540
Add: Other non-cash contra-revenue(1)	1,926	—
Less: Effective interest income from mortgage loans	(1,415)	(1,404)
Less: Deferred income from unconsolidated joint ventures	(7)	(31)
Net non-cash income	(647)	(4,335)

Non-cash expense:
Add: Non-cash compensation charges	1,689	1,376
Add: Non-cash interest related to earn-out liabilities	—	126
Less: Capitalized interest	(260)	(259)
Net non-cash expense	1,429	1,243

Funds available for distribution (FAD)	30,643	26,623

Less: Non-recurring income(2)	(1,350)	—
Funds available for distribution (FAD), excluding non-recurring items	$29,293	$26,623

(1)         Represents the write-off of straight-line rent due to a lease termination and transition of two seniors housing communities to a new operator.

(2)         Represents deferred rent repayment from an operator.

NAREIT Basic FFO attributable to common stockholders per share	$0.76	$0.75
NAREIT Diluted FFO attributable to common stockholders per share	$0.75	$0.75

NAREIT Diluted FFO attributable to common stockholders	$29,953	$29,803
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,874	39,603

Diluted FFO attributable to common stockholders, excluding non-recurring items	$30,529	$29,803
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,874	39,603

Diluted FAD, excluding non-recurring items	$29,385	$26,711

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,874	39,603

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	March 31, 2019		December 31, 2018
	(unaudited)		(audited)
ASSETS
Investments:
Land	$125,898		$125,358
Buildings and improvements	1,313,952		1,290,352
Accumulated depreciation and amortization	(322,535)		(312,959)
Operating real estate property, net	1,117,315		1,102,751
Properties held-for-sale, net of accumulated depreciation: 2019—$1,916; 2018—$1,916	3,830		3,830
Real property investments, net	1,121,145		1,106,581
Mortgage loans receivable, net of loan loss reserve: 2019—$2,461; 2018—$2,447	244,314		242,939
Real estate investments, net	1,365,459		1,349,520
Notes receivable, net of loan loss reserve: 2019—$198; 2018—$128	19,558		12,715
Investments in unconsolidated joint ventures	27,515		30,615
Investments, net	1,412,532		1,392,850

Other assets:
Cash and cash equivalents	6,715		2,656
Restricted cash	2,108		2,108
Debt issue costs related to bank borrowings	2,775		2,989
Interest receivable	22,176		20,732
Straight-line rent receivable, net of allowance for doubtful accounts: 2019—$0; 2018—$746	42,455	(1)	73,857
Lease incentives	2,263	(1)	14,443
Prepaid expenses and other assets	5,342	(2)	3,985
Total assets	$1,496,366		$1,513,620

LIABILITIES
Bank borrowings	$146,900		$112,000
Senior unsecured notes, net of debt issue costs: 2019—$900; 2018—$938	528,900		533,029
Accrued interest	4,193		4,180
Accrued expenses and other liabilities	28,220	(2)	31,440
Total liabilities	708,213		680,649

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2019—39,739; 2018—39,657	397		397
Capital in excess of par value	862,376		862,712
Cumulative net income	1,233,302		1,255,764
Cumulative distributions	(1,316,314)		(1,293,383)
Total LTC Properties, Inc. stockholders’ equity	779,761		825,490
Non-controlling interests	8,392		7,481
Total equity	788,153		832,971
Total liabilities and equity	$1,496,366		$1,513,620

(1)         Decrease due to impact of newly adopted ASC 842. See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 for further discussion.

(2)         Includes $1,445 right of use asset/lease liability due to the impact of newly adopted ASC 842. See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 for further discussion.